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                                                                    EXHIBIT 99.1

         RAILAMERICA
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AT THE COMPANY                                             FOR IMMEDIATE RELEASE
--------------                                             ---------------------
Wayne A. August            October 2, 2001
Assistant Vice President Investor Relations
(561) 994-6015



             RAILAMERICA PRESENTATION AT DEUTSCHE BANC ALEX BROWN'S
                          CONFERENCE TO BE WEBCAST LIVE



BOCA RATON, FL - OCTOBER 2, 2001 -- RailAmerica, Inc. (Nasdaq: RAIL), the world's largest short line and regional railroad operator, will make a presentation to the investment community via Live Audio Webcast at Deutsche Banc Alex. Brown's Global High Yield Conference. Bennett Marks, RailAmerica's Senior Vice President and Chief Financial Officer, will speak at 1:45 p.m. EDT on Wednesday, October 3, 2001.

         Interested investors can access a live audio webcast of the presentation and slide materials at http://webevents.broadcast.com/db/HiYield0701. A replay of the presentation will be available within 24 hours of the live presentation and will be archived for 30 days.

         RailAmerica, Inc. (www.railamerica.com), the world's largest short line and regional railroad operator, owns 39 short line and regional railroads operating approximately 11,000 route miles in the United States, Canada, Australia and the Republic of Chile. In North America, the Company's railroads operate in 22 states and six Canadian provinces. Internationally, the Company operates an additional 4,300 route miles under track access arrangements in Australia and Argentina. In July 2001, RailAmerica was named to the Russell 2000(R) Index.